Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated August 5, 2016, on the financial statements of PostAds, Inc. for the years ended December 31, 2015 and 2014, included herein on the registration statement of PostAds, Inc. on Amendment No. 3 to Form S-1, and to the reference to our firm under the heading “Interest of Named Experts” in the Prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

September 6, 2016